Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

CVR Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to Be Paid	Equity	Preferred Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to Be Paid	Other	Rights	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to Be Paid	Debt	Guarantees of Debt Securities	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to Be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to Be Paid	Other	Depositary Shares	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to Be Paid	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to Be Paid	Other	Purchase Units	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to Be Paid	Other	Units	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)
Any securities registered hereunder may be sold separately, together or in units with other securities registered hereunder. Separate consideration may or may not be received for any securities issued upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder.

(2)
There is to be registered hereunder such indeterminate number or amount of securities of each identified class as may from time to time be issued by the registrant at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions.

(3)
In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all registration fees. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is payable in respect of the guarantees registered hereunder. The guarantees will not trade separately from the debt securities of which they are guarantees.